Exhibit 10.42

March 3, 2004

Via hand delivered

Mr. Mark Getty

17 Conway Street

Fitzrovia London, UK

W1T 6EE

Re:	Notice Pursuant to Employment Agreement

Dear Mark:

With respect to the employment agreement between you and the Company dated as of February 9, 1998 (the “Agreement”), this letter will serve as confirmation that you have agreed to waive the notice provisions of Section 2 of the Agreement and that the Agreement is terminated as of date of the Company’s 2004 Annual Meeting of Stockholders (expected to be on May 17, 2004) except that Section 6 of the Agreement regarding “Protection of the Company’s Interests” will continue in effect for so long as you are Non-Executive Chairman of the Company or are otherwise receiving payments pursuant to Sections 4(b), 4(c) or 4(d) of the Agreement. You will no longer be an executive officer or employee of the Company beginning on the date of the Company’s 2004 Annual Meeting of Stockholders.

Please acknowledge your receipt of this letter by signing and dating below. Please return the signed original to my attention.

Very truly yours,

GETTY IMAGES, INC.

By:	/s/ ANDREW S. GARB
Andrew S. Garb Chairman of the Compensation Committee of the Board of Directors

RECEIPT ACKNOWLEDGED:

/s/ MARK H. GETTY Mark H. Getty

Dated:	March 3, 2004